Exhibit 1.1

EXECUTION VERSION

McDermott Escrow 1, Inc.

to be merged with and into

McDermott Technology (Americas), Inc.

McDermott Escrow 2, Inc.

to be merged with and into

McDermott Technology (US), Inc.

$1,300,000,000 10.625% Senior Notes due 2024

PURCHASE AGREEMENT

April 4, 2018

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

As Representative of the several Initial Purchasers

    Ladies and Gentlemen:

Introductory. McDermott Escrow 1, Inc., a Delaware corporation (“Escrow Issuer 1”), which is wholly owned by Stichting Hydra Notes, a Dutch foundation (“Hydra”), and McDermott Escrow 2, Inc., a Delaware corporation (“Escrow Issuer 2,” and, together with Escrow Issuer 1, the “Initial Co-Issuers”), which is also wholly owned by Hydra, propose to issue and sell to the several initial purchasers named on Schedule A hereto (the “Initial Purchasers”) acting severally and not jointly, the respective amounts set forth in such Schedule A of $1,300.0 million in aggregate principal amount of 10.625% Senior Notes due 2024 (the “Notes”). Barclays Capital Inc. has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes. This Purchase Agreement is herein referred to as this “Agreement”.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of April 18, 2018 (the “Initial Indenture”), between the Initial Co-Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), between the Initial Co-Issuers and the Depositary.

Subsequent to the offering and sale of the Notes pursuant to this Agreement, Escrow 1 will merge with and into McDermott Technology (Americas), Inc., a Delaware corporation (“Survivor Corp. 1”), which is a direct, wholly owned subsidiary of McDermott International, Inc., a Panamanian corporation (the “Parent”), and Escrow 2 will merge with and into McDermott Technology (US), Inc., a Delaware corporation (“Survivor Corp. 2” and, together with Survivor Corp. 1, the “Post-Merger Co-Issuers”), which is also a direct, wholly owned subsidiary of the Parent. Such mergers are referred to herein as the “Escrow Mergers.”

Contemporaneously with the consummation of the Escrow Mergers, the Post-Merger Co-Issuers, the Parent and each other Original Guarantor (as defined below) will enter into a supplemental indenture to the Initial Indenture (the “Supplemental Indenture”) with the Trustee, which will evidence the status of the Post-Merger Co-Issuers as successors to the Initial Co-Issuers with respect to the Notes and all of the obligations of the Initial Co-Issuers under the Initial Indenture, and the Parent and each other Original Guarantor will guarantee such obligations effective as of and from the consummation of the Escrow Mergers. Upon consummation of the Combination, each Comet Guarantor (as defined below) then in existence will enter into a Second Supplemental Indenture (the “Second Supplemental Indenture”) with the Trustee, pursuant to which each Comet Guarantor will guarantee the Issuers’ (as defined below) obligations under the Notes, effective as of and from the date of such Second Supplemental Indenture. From and after the consummation of the Escrow Mergers, the obligations of the Post-Merger Co-Issuers, including the due and punctual payment of interest on the Notes, will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally (the “Guarantees”) by the Parent and each guarantor under the Credit Agreement, dated as of the date hereof, among the Parent, the Post-Merger Co-Issuers, McDermott Technology, B.V., the lenders and issuers party thereto, Crédit Agricole Corporate and Investment Bank, in such capacity as the administrative agent under the revolving and letter of credit facilities thereunder, Barclays Bank PLC, in such capacity as the administrative agent under the term loan facility thereunder, and the other parties party thereto (the “Credit Agreement”), that is a subsidiary of the Parent (collectively, the “Original Guarantors”) and, from and after the Combination Date (as defined below), by each guarantor under the Credit Agreement that is a subsidiary of Comet (the “Comet Guarantors” and, together with the Original Guarantors, the “Guarantors”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

As used herein, references to (a) the “Issuers” shall mean (i) prior to the consummation of the Escrow Mergers, solely the Initial Co-Issuers and (ii) following the consummation of the Escrow Mergers, the Post-Merger Co-Issuers, and (b) the “Indenture” shall mean the Initial Indenture, as supplemented by the Supplemental Indenture and the Second Supplemental Indenture, unless the context otherwise requires.

The Securities are being issued in connection with a series of proposed transactions (collectively, the “Combination”) pursuant to that certain Business Combination Agreement, dated as of December 18, 2017 (as amended on January 24, 2018, the “Combination Agreement”), by and among the Parent and certain of its subsidiaries party thereto, and Chicago Bridge & Iron Company N.V. (“Comet”) and certain of its subsidiaries party thereto, whereby, subject to the terms and conditions of the Combination Agreement, the Parent and Comet agreed to combine their respective businesses.

The Initial Co-Issuers will enter into an escrow agreement, dated as of the Closing Date (the “Escrow Agreement”), among the Initial Co-Issuers, the Trustee and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), pursuant to which the Initial Purchasers will deposit the gross proceeds from the offering of the Notes into an escrow account (the “Escrow Account”) held by the Escrow Agent and the Initial Co-Issuers will deposit an amount of cash into the Escrow Account (the “Additional Escrow Amount” and, together with the gross proceeds from the offering, the “Escrowed Funds”) such that the total escrowed funds will be sufficient to pay all interest on the Notes from the Closing Date to, but excluding, June 29, 2018 (the “Outside Date”) and to fund the redemption of each series of Notes at the Special Mandatory Redemption price (as defined below) at such times as are specified in the Escrow Agreement. In the event the Escrow Conditions (as such term is defined the Escrow Agreement) are not satisfied on or prior to the Outside Date, the Escrowed Funds will be released to redeem the Notes at a special mandatory redemption price equal to the issue price of the Notes (as set forth in the Pricing Disclosure Package (as hereinafter defined)) plus accrued interest to but not including, the redemption date (the “Special Mandatory Redemption Price”). If the Escrow Conditions are satisfied on or prior to the Outside Date, the Escrowed Funds will be released at the order of the Initial Co-Issuers to the Post-Merger Co-Issuers to fund, in part, the consideration for the Combination (the “Escrow Release Date”).

Promptly following the consummation of the Combination (the date of the consummation of the Combination, the “Combination Date”) on the Combination Date, the Guarantors will enter into a joinder agreement to this Agreement, substantially in the form of Exhibit F hereto (the “Purchase Agreement Joinder”), pursuant to which the Guarantors will become a party to this Agreement.

Notwithstanding anything to the contrary contained herein, the representations, warranties, authorizations, acknowledgments, covenants and agreements of the Guarantors under this Agreement shall not become effective until the execution of the Purchase Agreement Joinder, and their respective affiliates, directors, officers and each person (other than the Parent) who controls any such entity shall not have any rights or obligations hereunder, in their respective capacities as such, until such entity has entered into the Purchase Agreement Joinder.

This Agreement, the Initial Indenture, the Supplemental Indenture, the Second Supplemental Indenture, the Escrow Agreement, the Purchase Agreement Joinder and the Securities are referred to herein as the “Transaction Documents.”

The Initial Co-Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made being 5:00 p.m. (Eastern Time) on the date hereof, and referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Initial Co-Issuers and the Parent have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 22, 2018 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated April 4, 2018 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Initial Co-Issuers and the Parent will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Offering Memorandum.

The Initial Co-Issuers, the Post-Merger Co-Issuers, the Parent and, upon the execution of the Purchase Agreement Joinder, the other Guarantors, hereby confirm their agreement with the Initial Purchasers as follows:

SECTION 1.    Representations and Warranties. (x) As of the date hereof and as of the Closing Date, each of the Issuers and the Parent represents and warrants (it being understood that, (i) whenever a reference is made to the subsidiaries of the Parent in this Agreement, such phrase will be understood to refer to the subsidiaries of the Parent both prior to and after the Combination Date, including the Comet Guarantors, except for Sections 1(o), 1(q) and 1(gg) hereof and unless the context otherwise requires, and (ii) prior to the Combination Date, all representations and warranties of the Issuers and the Parent with respect to Comet and its subsidiaries (or relating to the assets, liabilities, status or other matters regarding Comet or any of its subsidiaries) are made to the knowledge of the Issuers and the Parent) to each Initial Purchaser, and (y) upon the execution of the Purchase Agreement Joinder, each of the other Guarantors, hereby represents and warrants to each Initial Purchaser that:

(a)    No Registration Required. Subject to the accuracy of the representations and warranties set forth in Section 2 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)    No Integration of Offerings or General Solicitation. None of the Issuers, the Guarantors or their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on each or any of their behalves (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Issuers, the Guarantors or their respective affiliates (or any person acting on each or any of their behalves (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation or warranty) has engaged in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuers, the Guarantors, their respective affiliates nor any person acting on each or any of their behalves (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation or warranty) has engaged in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuers, the Guarantors, their respective affiliates and any person acting on each or any of their behalves (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)    Eligibility for Resale under Rule 144A. The Securities satisfy the requirements for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class (within the meaning of Rule 144A(d)(3)) as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)    The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements in or omissions from the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuers or the Parent in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Offering Memorandum will contain, all the information specified in, and meeting the applicable requirements of, Rule 144A.

(e)    Additional Written Communications. None of the Issuers or the Parent have prepared, made, used, authorized, approved or distributed any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Offering Memorandum and (iii) any electronic road show or other “written communications” (as defined in Rule 405 under the Securities Act), in each case used in accordance with Section 3(a). Each such communication by the Issuers, the Parent or their respective agents and representatives pursuant to clause (iii) of the preceding sentence (each, an “Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from each such Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuers or the Parent in writing by any Initial Purchaser through the Representative expressly for use in any Additional Written Communication.

(f)    Incorporated Documents. The documents incorporated or to be incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied or will comply in all material respects with the applicable requirements of the Exchange Act.

(g)    The Purchase Agreement and Purchase Agreement Joinder. (i) This Agreement has been duly authorized, executed and delivered by the Initial Co-Issuers, the Post-Merger Co-Issuers and the Parent and (ii) the Purchase Agreement Joinder, on the Combination Date, will be duly authorized, executed and delivered by each Guarantor.

(h)    The DTC Agreement. The DTC Agreement has been duly authorized and, on the Closing Date (assuming the due authorization and valid execution and delivery by thereof by the Depositary), will have been duly executed and delivered by, and will constitute a valid and binding agreement of the Initial Co-Issuers, enforceable against the Initial Co-Issuers in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by any implied covenants of good faith or fair dealing (collectively, the “Enforceability Exceptions”) and except as rights to indemnification or contribution may be limited by applicable law.

(i)    The Escrow Agreement. The Escrow Agreement has been duly authorized and, on the Closing Date (assuming the due authorization and valid execution and delivery thereof by the Escrow Agent and the Trustee), will have been duly executed and delivered by the Initial Co-Issuers and will constitute a valid and binding agreement of the Initial Co-Issuers, enforceable against the Initial Co-Issuers in accordance with its terms, except as may be limited by (i) the Enforceability Exceptions and (ii) as rights to indemnification or contribution may be limited by applicable law, and will be effective to create in favor of the Trustee, for the benefit of the holders of the Securities and the Trustee, a valid, perfected security interest in the Escrow Account and all Escrowed Funds therein, pending disbursement pursuant to the terms of the Escrow Agreement and the Indenture.

(j)    Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Initial Co-Issuers will on the Closing Date be in the form contemplated by the Initial Indenture and have been duly authorized for issuance and sale pursuant to this Agreement and the Initial Indenture; when the Notes have been validly executed and delivered by the Initial Co-Issuers and duly authenticated in the manner provided for in the Initial Indenture and delivered against payment of the purchase price thereof, the Notes will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Initial Co-Issuers enforceable against the Initial Co-Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Initial Indenture; upon the consummation of the Escrow Mergers and when the Supplemental Indenture has been validly executed and delivered by each of the parties thereto as provided in the Initial Indenture, the Notes will be valid and legally binding obligations of the Post-Merger Co-Issuers, enforceable against the Post-Merger Co-Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. On or prior to the Combination Date, the Guarantees will have been duly and validly authorized for issuance pursuant to this Agreement and the Indenture; when the Supplemental Indenture has been duly executed and delivered by each of the parties thereto, and upon the due execution, authentication, issuance and delivery of the Guarantees by the Original Guarantors, the Guarantees will constitute valid and binding agreements of the Original Guarantors, enforceable against each Original Guarantor in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; when the Second Supplemental Indenture has been duly executed and delivered by each of the parties thereto, and upon the due execution, authentication, issuance and delivery of the Guarantees by the Comet Guarantors, the Guarantees of the Notes will constitute valid and binding agreements of the Comet Guarantors, enforceable against each Comet Guarantor in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)    Authorization of the Initial Indenture. The Initial Indenture has been duly authorized by the Initial Co-Issuers and, when duly executed and delivered by the Initial Co-Issuers (assuming the due authorization and valid execution and delivery thereof by the Trustee), will constitute a valid and binding agreement of the Initial Co-Issuers enforceable against the Initial Co-Issuers in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as rights to indemnification may be limited by applicable law.

(l)    Authorization of the Supplemental Indentures. On or before the Combination Date, (x) the Supplemental Indenture will have been duly authorized by the Post-Merger Co-Issuers and the Original Guarantors and, when duly executed and delivered by the Post-Merger Co-Issuers and the Original Guarantors (assuming the due authorization and valid execution and delivery thereof by the Trustee), will constitute a valid and binding agreement of the Post-Merger Co-Issuers and the Original Guarantors enforceable against the Post-Merger Co-Issuers and the Original Guarantors in accordance with its terms and (y) the Second Supplemental

Indenture will have been duly authorized by the Comet Guarantors and, when duly executed and delivered by the Comet Guarantors (assuming the due authorization and valid execution and delivery thereof by the Trustee), will constitute a valid and binding agreement of the Comet Guarantors enforceable against the Comet Guarantors in accordance with its terms, in each case, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as rights to indemnification or contribution may be limited by applicable law.

(m)    Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package and the Offering Memorandum.

(n)    Fair Summary. The statements set forth in the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of the Notes” and “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries thereof.

(o)    Independent Accountants. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements of the Parent and its subsidiaries, including the related notes thereto, included in the Pricing Disclosure Package and the Offering Memorandum is an independent registered public accounting firm within the meaning of applicable rules and regulations of the Commission, the Exchange Act and the applicable rules of the Public Company Accounting Oversight Board.

(p)    Comet Independent Accountants. Ernst & Young LLP, which expressed its opinion with respect to the financial statements of Comet and its subsidiaries, including the related notes thereto, included in the Pricing Disclosure Package and the Offering Memorandum is an independent registered public accounting firm within the meaning of applicable rules and regulations of the Commission, the Exchange Act and the applicable rules of the Public Company Accounting Oversight Board.

(q)    Preparation of the Financial Statements. The historical financial statements and related notes of the Parent and its subsidiaries, and Comet and its subsidiaries, in each case included in the Pricing Disclosure Package and the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as may be stated in the related notes thereto. The financial data set forth in the Pricing Disclosure Package and the Offering Memorandum under the captions “Summary—Summary Historical Consolidated Financial Data of McDermott,” “Summary—Summary Historical Consolidated Financial Data of CB&I,” “Selected Historical Consolidated Financial Data of McDermott” and “Selected Historical Consolidated Financial Data of CB&I” present fairly in all material respects the information set forth therein on a basis consistent with that of the financial statements contained in the Offering Memorandum. All other financial, statistical and market related data included in the Offering Memorandum are based on or derived from sources that the Issuers and the Parent believe to be reliable and accurate in all material respects and, to the extent they constitute estimates, represent good faith estimates made on the basis of data derived from such sources.

(r)    Pro Forma Financials. The pro forma financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum (the “Pro Formas”) include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the Pro Formas included in the Pricing Disclosure Package. The Pro Formas have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information. The Pro Formas have been prepared on a basis consistent with the historical financial statements included in the Pricing Disclosure Package and the Offering Memorandum, except for the pro forma adjustments specified therein, include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X to reflect the Combination, and give effect to assumptions made on a reasonable basis and in good faith present fairly in all material respects the historical and proposed transactions contemplated by the Pricing Disclosure Package and the Offering Memorandum.

(s)    Incorporation and Good Standing of the Parent. The Parent has authorized capital stock as set forth in each of the Pricing Disclosure Package and the Offering Memorandum. The Parent has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of Panama, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), earnings or results of operations of the Parent and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(t)    Incorporation and Good Standing of the Issuers and the Guarantors (Other than the Parent). Each of the Issuers and each Guarantor (other than the Parent) has been duly incorporated or formed, is validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Offering Memorandum, all of the issued and outstanding capital stock or ownership interests of the Issuers and each Guarantor (other than the Parent) has been duly authorized and validly issued, is fully paid and non-assessable and is, or, after the Combination (in the case of the Comet Guarantors), will be owned by the Parent, directly or through subsidiaries, free and clear of any security interest, lien, option, claim or other encumbrance (collectively, “Liens”), except (i) those that are disclosed in the Pricing Disclosure Package and the Offering Memorandum and (ii) those that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)    Corporate Power. Each of the Issuers and the Guarantors has the full corporate or other organizational right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and the Issuer and each of the Guarantors (other than the Comet Guarantors) has duly and validly taken and, as of the Combination Date, each of the Comet Guarantors will have duly and validly taken, all corporate or other organizational action required to be taken by it for the due and proper authorization, execution and delivery by it of each of the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby.

(v)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Issuers or any of the Guarantors is (i) in violation of its organizational documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Issuers or any of the Guarantors is a party or by which it or any of them may be bound, or to which any of their property or assets is subject, except in the case of clause (ii) above for any such defaults as are disclosed in the Pricing Disclosure Package and the Offering Memorandum and any such defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any applicable law, rule or regulation, or any judgment, order or decree of any court with jurisdiction over the Issuers, the Guarantors, or any of their respective subsidiaries, or other governmental or regulatory authority with jurisdiction over the Issuers, the Guarantors or any of their respective subsidiaries, except for any such violations as are disclosed in the Pricing Disclosure Package and the Offering Memorandum and any such violations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery by the Issuers and each Guarantor of, and the performance by the Issuers and the Guarantors of its and their respective obligations under, each of the Transaction Documents will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Issuers or the organizational documents of any Guarantor or, assuming the completion of the Combination, any indenture, mortgage, loan agreement, note, lease or other instrument binding upon the Issuers, the Guarantors or any of their respective subsidiaries that is material to the Issuers, the Guarantors and their respective subsidiaries, in each case, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuers, the Guarantors or any of the their respective subsidiaries, and no consent, approval, authorization or order of, or filing, registration or qualification with, any governmental body or agency is required for the issue and sale of the Securities or the consummation by the Issuers or the Parent of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Securities.

(w)    No Material Adverse Effect. None of the Issuers, the Guarantors, nor any of their respective subsidiaries, has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package a Material Adverse Effect, and except as disclosed in the Pricing Disclosure Package, to the knowledge of the Issuers and the Parent, there has been no prospective development that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(x)    No Material Actions or Proceedings. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending or, to the knowledge of the Issuers and the Parent, threatened to which the Issuers, the Guarantors or any of their respective subsidiaries is a party or to which any of the properties of the Issuers, the Guarantors or any of their respective subsidiaries is subject, other than proceedings that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and would not have a material adverse effect on the power or ability of the Issuers and the Guarantors to perform its and their respective obligations under each of the Transaction Documents or to consummate the transactions contemplated hereby or thereby.

(y)    Intellectual Property Rights. The Issuers and the Guarantors own or possess the right to use, or can acquire on reasonable terms, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “patent and proprietary rights”) presently employed by them in connection with the respective businesses now operated by them, and none of the Issuers or the Guarantors has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Issuers or any of the Guarantors and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(z)    All Necessary Permits, etc. The Issuers and the Guarantors possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the respective businesses now operated by them, except for such certificates, authorizations or permits of which the failure to possess such certificates, authorizations or permits would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and none of the Issuers or the Guarantors has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(aa)    Title to Properties. The Issuers and the Guarantors and their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are necessary to conduct the respective businesses of the Issuers, the Guarantors and their respective subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects except those that (i) are disclosed in the Pricing Disclosure Package and the Offering Memorandum, (ii) do not materially interfere with the use made and proposed to be made of such property by the Issuers, the Guarantors and their respective subsidiaries or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb)    Tax Law Compliance. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Issuers and the Guarantors have filed all foreign, federal or state income and franchise tax returns required to be filed after giving effect to any applicable extension in the time for filing (except insofar as the failure to file such returns would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect) and have paid all material taxes shown thereon as due; and all material tax liabilities of the Issuers and the Guarantors are adequately provided for on the books of the Issuers or the Guarantors, as applicable.

(cc)    “Investment Company” Status. None of the Issuers or any of the Guarantors is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(dd)    No Price Stabilization or Manipulation. None of the Issuers or the Guarantors or any of their respective affiliates has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuers or the Guarantors to facilitate the sale or resale of the Securities.

(ee)    Solvency. The Issuers, the Guarantors (other than the Comet Guarantors) and their respective subsidiaries, in each case, taken as a whole, are, and immediately after the Closing Date will be, Solvent, and the Issuers, the Guarantors (including the Comet Guarantors) and their respective subsidiaries, as of the Combination Date, will be solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including known contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(ff)    Compliance with Sarbanes-Oxley. The Issuers and the Guarantors and their respective subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(gg)    Parent’s Accounting System. The Parent and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Parent’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Parent and its subsidiaries maintain a system of accounting controls that is in compliance with the applicable requirements of the Sarbanes-Oxley Act and is including controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Parent, as of December 31, 2017, the date of the most recent balance sheet of the Parent and its consolidated subsidiaries included in the Offering Memorandum, there were no material weaknesses in the Parent’s internal controls.

(hh)    Disclosure Controls and Procedures. The Parent has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that (i) information required to be disclosed by the Parent, in reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and (ii) information required to be disclosed by the Parent in the reports it files or submits under the Exchange Act is accumulated and communicated to the Parent’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; the Parent’s auditors and the Audit Committee of the Board of Directors of the Parent have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Parent’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal controls over financial reporting; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that have affected or could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ii)    Regulations T, U, X. None of the Issuers or any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(jj)    Compliance with and Liability under Environmental Laws. Except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Issuers, the Guarantors and their respective subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except to the extent described in the Pricing Disclosure Package and the Offering Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(kk)    No Labor Disputes. No labor dispute with the employees of the Issuers or the Guarantors exists or, to the knowledge of the Issuers or the Parent, is imminent, except for any such disputes that would not, in the aggregate, have a Material Adverse Effect; and neither of the Issuers nor the Parent is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(ll)    No Unlawful Contributions or Other Payments under the FCPA. None of the Issuers, the Guarantors nor any of their subsidiaries nor, to the knowledge of the Issuers and the Parent, any director, officer, agent, employee or affiliate of any of them or any of such subsidiaries has, while acting on behalf of behalf of the Issuers, the Guarantors or any of their respective subsidiaries, taken any action, directly or indirectly, that would reasonably be expected to result in such person becoming subject to an investigation or enforcement action by a governmental authority pursuant to the FCPA or the Bribery Act 2010 of the United Kingdom, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give, or authorization or approval of the giving of anything of value to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization or any person acting in an official capacity for or on behalf of any of the foregoing), in any case in violation in any material respect of the FCPA or the Bribery Act 2010 of the United Kingdom. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(mm)    No Conflict with Money Laundering Laws. The operations of the Issuers, the Guarantors and their respective subsidiaries are and have been conducted at all times since January 1, 2006 in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers or the Parent, threatened.

(nn)    No Conflict with OFAC Laws. None of the Issuers, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Issuers or the Parent, any director, officer, agent, employee, affiliate or representative of the Issuers, the Guarantors, or any of such subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council

(“UNSC”), the European Union or Her Majesty’s Treasury of the United Kingdom (“HMT”) (collectively, “Sanctions”), nor are the Issuers, the Guarantors or any of such subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions in violation, in any material respect, of any such Sanctions; and the Issuers and the Guarantors will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, in violation, in any material respect, of any Sanctions.

(oo)    Regulation S. The Issuers, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers and the Guarantors make no representation) have complied with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Pricing Disclosure Package and the Offering Memorandum will contain the disclosure required by Rule 902 under the Securities Act (“Rule 902”). Each of the Issuers and the Guarantors is a “reporting issuer” or “foreign issuer,” as the case may be, as defined in Rule 902.

Any certificate signed by an officer of the Issuers or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuers or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2.    Purchase, Sale and Delivery of the Securities.

(a)    The Securities. The Initial Co-Issuers agree to issue and sell to the Initial Purchasers, severally and not jointly, the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Initial Co-Issuers the aggregate principal amount of Securities set forth opposite their respective names on Schedule A, at a purchase price of 98.25% of the principal amount thereof in respect of the Notes on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth; provided, however, that (a) on the Closing Date the price to be paid by the Initial Purchasers will be 100% of the aggregate principal amount of the Securities plus accrued interest, if any, from April 18, 2018 to the Closing Date, and the Initial Purchasers shall be entitled to receive 1.75% of the aggregate principal amount of the Securities upon the release to the Post-Merger Co-Issuers of the Escrowed Funds from the Escrow Account. The Initial Co-Issuers shall not be obligated to deliver any of the Securities to be delivered hereunder except upon payment for all of the Securities to be purchased as provided herein.

In the event that the Combination does not close and the Securities are redeemed pursuant to a Special Mandatory Redemption as provided by the terms of the Securities, then the Initial Co-Issuers shall, within one business day of such Special Mandatory Redemption, deliver a Release Notice (as defined in the Escrow Agreement) to cause to be paid from the Escrow Account to each Initial Purchaser, in accordance with the provisions of the Escrow Agreement, an amount equal to (x) the amount by which the gross proceeds received by the Initial Co-Issuers from such Initial Purchaser (such amount being 100% of the principal amount of the Securities sold to such Initial Purchaser pursuant to this Purchase Agreement as set forth in Schedule A hereto exceeds (y) the amount determined by multiplying the “Offering Price” as set forth on the cover page of the Offering Memorandum (for absence of doubt, such Offering Price being 94.750% of the principal amount thereof) times the principal amount of Securities sold to such Initial Purchaser pursuant to this Purchase Agreement as set forth in Schedule A hereto plus any accrued interest on such funds from the date of deposit into the Escrow Account; provided, however, that, for the avoidance of doubt, the aggregate amount payable to the Initial Purchasers pursuant to this paragraph, when taken together with the Special Mandatory Redemption Price, shall not exceed the sum of the gross proceeds received by the Initial Co-Issuers from the offering of the Securities, plus the accrued interest referred to in clause (y) of this sentence.

(b)    The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (or such other place as may be agreed to by the Initial Co-Issuers and the Representative) at 9:00 a.m. New York City time, on April 18, 2018, or such other time and date as the Initial Purchasers shall designate by notice to the Parent (the time and date of such closing are called the “Closing Date”).

(c)    Delivery of the Securities. The Initial Co-Issuers shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers, the Notes at the Closing Date against the irrevocable deposit into the Escrow Account of immediately available funds for the amount of the purchase price therefor. The Notes shall be in global form, registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, in such denominations as the Representative shall indicate, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)    Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Issuers that:

(i)     it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii)    it is a Qualified Institutional Buyer; and

(iii)    it will not offer or sell the Securities by any form of general solicitation or general advertising including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3.    Additional Covenants. The Issuers and the Parent further covenant and agree, and, on the Combination Date, upon the execution and delivery of the Purchase Agreement Joinder, the Guarantors further covenant and agree, with each Initial Purchaser as follows:

(a)    Preparation of Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Issuers and the Parent will prepare and deliver to the Initial Purchasers the Offering Memorandum. The Issuers and the Parent will not amend or supplement the Preliminary Offering Memorandum (except via the Pricing Supplement) or the Pricing Supplement. The Issuers and the Parent will not amend or supplement the Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least one business day prior to the proposed use or filing and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Additional Written Communication, the Issuers and the Parent will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b)    Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Issuers and the Parent will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section (a) hereof) furnish to the Initial Purchasers such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Issuers and the Parent agree to promptly prepare (subject to Section (a) hereof), and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of the Securities, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Issuers and the Guarantors expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c)    Copies of the Pricing Disclosure Package and the Offering Memorandum. The Issuers and the Parent agree to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)    Blue Sky Compliance. Each of the Issuers and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions reasonably requested by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Issuers or the Guarantors shall be required to qualify as a foreign corporation or other entity or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation. The Issuers and the Parent will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Issuers and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)    Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)    The Depositary. The Issuers will cooperate with the Initial Purchasers and use their respective commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(g)    Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Parent shall file, on a timely basis, with the Commission and the New York Stock Exchange (“NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers when the Issuers or the Parent is not subject to Section 13 or 15 of the Exchange Act and the Securities are “restricted securities” within the meaning of Rule 144 under the Securities Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Issuers and the Parent, as applicable, shall furnish, at their expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h)    Agreement Not to Offer or Sell Additional Debt Securities. During the period of 60 days following the date hereof, the Issuers and the Parent will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, any debt securities of the Issuers and the Parent or securities exchangeable for or convertible into debt securities of the Issuers and the Parent (other than as contemplated by this Agreement); provided, that the Parent may file with the Commission one or more universal shelf registration statements under the Securities Act.

(i)    No Integration. Each of the Issuers and the Parent agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Issuers and the Guarantors of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Initial Co-Issuers to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S.

(j)    No General Solicitation or Directed Selling Efforts. Each of the Issuers and the Parent agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers or Subsequent Purchasers, as to which no covenant is given by the Issuers or the Parent) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuers and the Parent will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k)    No Restricted Resales. During the period of six months after the Closing Date, the Issuers and the Parent will not, and will use commercially reasonable efforts not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(l)    Legended Securities. Each certificate for a Security will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(m)    No Stabilization. The Issuers and the Guarantors and their respective Affiliates will not take, directly or indirectly, any action designed to or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of the Securities.

(n)    Escrow Release. On the Escrow Release Date, the Issuers and the Guarantors will cause to be delivered to the Initial Purchasers (i) the Purchase Agreement Joinder and (ii) executed copies of documents required in connection with the release of the Escrowed Funds from escrow pursuant to the Escrow Agreement.

(o)    Escrow Perfection. The Initial Co-Issuers will (i) complete or deliver to the Trustee on the Closing Date all filings and take all other similar actions required in connection with the perfection of first-priority security interests in the Escrowed Funds as and to the extent required by the Escrow Agreement and the Initial Indenture and (ii) take all actions necessary to maintain such security interests and to perfect first-priority security interests in any Escrowed Funds acquired after the Closing Date, in each case, as and to the extent required by the Escrow Agreement and the Initial Indenture;

(p)    On the Escrow Release Date, the Issuers and the Guarantors shall (i) cause Baker Botts L.L.P. to furnish to the Representative its written opinion, as counsel to the Issuers and certain of the Guarantors, addressed to the Representative and dated the Escrow Release Date, in form and substance satisfactory to the Representative, substantially in the form of Exhibit D hereto; (ii) cause the in-house counsel for the Parent to furnish to the Representative the written opinion, as in-house counsel of the Parent, addressed to the Representative and dated the Escrow Release Date, in form and substance satisfactory to the Representative, substantially in the form of Exhibit E hereto; (iii) cause each of the local counsels furnishing an opinion on the Escrow Release Date with respect to a Guarantor’s guarantee of the Senior Credit Facilities to furnish to the Representatives such counsel’s written opinion in respect of the entry into the Guarantee, the Supplemental Indenture and the Purchase Agreement Joinder by such Guarantor, and other matters related thereto, in each case addressed to the Representative and in form, scope and substance reasonably satisfactory to the Representative and similar to such local counsel’s opinion delivered in connection with the Senior Credit Facilities, but with changes to reflect the nature of the Guarantee, the Supplemental Indenture and the Purchase Agreement Joinder; and (iv) deliver to the Representative customary closing certificates relating to such matters as the Representative may reasonably request.

The Representative, on behalf of the several Initial Purchasers may, in its sole discretion, waive in writing the performance by the Issuers and the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.    Payment of Expenses. Each of the Issuers and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuers’ and the Guarantors’ counsel, independent public or certified public accountants and other advisors (including, for the avoidance of doubt, the counsel, independent public or certified public accounts and other advisors of the Comet Guarantors), (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Offering Memorandum (including financial statements and exhibits thereto and the Offering Memorandum for distribution in Canada, including in the form of a Canadian “wrapper” (including related reasonable, documented fees and expenses of Canadian counsel to the Initial Purchasers)), and all amendments and supplements thereto, this Agreement, the Escrow Agreement, the Indenture, the DTC Agreement and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Issuers, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions reasonably requested by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Offering

Memorandum), (vi) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Issuers and the Guarantors of their respective other obligations under this Agreement, (ix) all expenses incident to cost of any chartered airplane or other transportation for the “road show” for the offering of the Securities and any other meetings with investors, (x) all fees or expenses payable in connection with the creation of the Escrow Account and the execution of the escrow arrangements contemplated by the Escrow Agreement and (xi) all of the remaining expenses of the Issuers and the Guarantors incident to the “road show” for the offering of the Securities and any other meetings with investors, not already covered by clause (ix).

SECTION 5.    Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers and the Parent set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the performance by each of the Issuers and the Parent of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)    Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from (a) Deloitte & Touche LLP, the independent registered public accounting firm for the Parent and its consolidated subsidiaries, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, covering the consolidated financial information of the Parent and its consolidated subsidiaries, and the pro forma financial information included or incorporated by reference in the Pricing Disclosure Package and other customary matters, and (b) Ernst & Young LLP, the independent registered public accounting firm for Comet and its consolidated subsidiaries, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, covering the consolidated financial information of Comet and its consolidated subsidiaries included or incorporated by reference in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from (y) Deloitte & Touche LLP, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the same financial information as the “comfort letter” delivered by such firm on the date hereof, except that (i) it shall cover the financial information in the Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date, and (z) Ernst & Young LLP, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the same financial information as the “comfort letter” delivered by such firm on the date hereof, except that (i) it shall cover the financial information in the Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date.

(b)    No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any Material Adverse Effect the effect of which, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum; and

(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Parent, or any of the Parent’s securities, by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(c)    Opinion of Panamanian Counsel for the Parent. On the Closing Date the Initial Purchasers shall have received an opinion of Arias, Fabrega and Fabrega, Panamanian counsel for the Parent, dated as of the Closing Date, substantially in the form set forth in Exhibit A.

(d)    Opinion of Counsel for the Issuers. On the Closing Date the Initial Purchasers shall have received an opinion of Baker Botts L.L.P., counsel for the Issuers, dated as of the Closing Date, substantially in the form set forth in Exhibit B.

(e)    Opinion of In-House Counsel for the Parent. On the Closing Date the Initial Purchasers shall have received an opinion of in-house counsel for the Parent, dated as of the Closing Date, substantially in the form set forth in Exhibit C.

(f)    Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received an opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(g)    Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Issuers and the Parent, on behalf of the Issuers and the Parent, dated as of the Closing Date, to the effect set forth in Section (b)(ii) hereof, and further to the effect that:

(i)    the representations and warranties of the Issuers and the Parent set forth in Section 1 hereof are true and correct as of the Closing Date; and

(ii)    the Issuers and the Parent have complied with all the agreements set forth herein and satisfied all the conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

(h)    Indenture. The Initial Co-Issuers and the Trustee shall have executed and delivered the Initial Indenture, and, if requested by the Initial Purchasers, the Initial Purchasers shall have received executed copies thereof.

(i)    Combination. The Initial Purchasers shall have received copies of the Escrow Agreement, duly authorized, executed and delivered by the Initial Co-Issuers, the Trustee and the Escrow Agent; the Escrow Account shall have been established by the Trustee, in its capacity as escrow agent, to the reasonable satisfaction of the Representative; the Initial Co-Issuers shall have made arrangements, to the reasonable satisfaction of the Representative, to irrevocably send by wire transfer, in immediately available funds, such amount in currency required to be deposited by the Initial Co-Issuers in the Escrow Account pursuant to Escrow Agreement; the Initial Co-Issuers shall have made arrangements, to the reasonable satisfaction of the Representative, to grant a valid first priority security interest in the Escrow Account on behalf of the holders of the notes and the Trustee; and the other conditions contained in the Escrow Agreement shall have been satisfied.

(j)    DTC. The Notes shall be eligible for clearance and settlement through the Depositary.

(k)    Additional Documents. On or before the Closing Date, the Initial Purchasers shall have received such information and documents as they may have reasonably requested in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Issuers and the Parent at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.    Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or clauses (i) or (iv) of Section 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuers and the Parent to perform any agreement herein or to comply with any provision hereof, the Issuers and the Parent agree to reimburse the Initial Purchasers, severally, upon demand for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of outside counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.    Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Issuers and the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)    Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.

Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)    No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)    Upon original issuance by the Initial Co-Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS

OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers or the Parent for any losses, damages or liabilities suffered or incurred by the Issuers or the Parent, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.    Indemnification.

(a)    Indemnification of the Initial Purchasers. Each of the Issuers and each of the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuers and the Parent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all out-of-pocket expenses (including the reasonable fees and disbursements of outside counsel chosen by the Representative) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers or the Parent by the Initial Purchasers through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section (a) shall be in addition to any liabilities that the Issuers and the Guarantors may otherwise have.

(b)    Indemnification of the Issuers and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, each Guarantor, each of their respective directors, officers and employees and each person, if any, who controls the Issuers or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuers, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers or the Parent by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Issuers, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuers, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Issuers and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Issuers and the Parent expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first five sentences of the sixth full paragraph, the fourth sentence of the tenth full paragraph and the first sentence of the eleventh full paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum. The indemnity agreement set forth in this Section (b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of any substantive rights or defenses) and the operation of this provision shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any special, local and conflicts counsel in each relevant jurisdiction), which shall be selected by the Representative (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of outside counsel shall be at the expense of the indemnifying party.

(d)    Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment (other than a final judgment entered into pursuant to a settlement as to which the indemnifying party did not consent) for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.    Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any out-of-pocket legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuers or any Guarantor, and each person, if any, who controls the Issuers or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers and the Guarantors.

SECTION 10.    Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Issuers and the Parent if at any time: (i) trading in any of the Parent’s securities shall have been suspended or materially limited by the Commission or by the New York Stock Exchange (the “NYSE”), or trading in securities generally on the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or material escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Effect, the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Issuers or any Guarantor to any Initial Purchaser, except that the Issuers and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Issuers or the Parent, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.    Representations and Indemnities to Survive Delivery. The respective indemnities, representations and warranties of the Issuers and the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect (in each case, until the expiration of the applicable statutes of limitation), regardless of any investigation made by or on behalf of any Initial Purchaser, the Issuers, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and, except as otherwise provided herein, any termination of this Agreement.

SECTION 12.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered, telecopied (in the case of any party hereto for which a facsimile number is provided below) or emailed and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Email: erika.weinberg@lw.com

Attention: Erika Weinberg

If to the Issuers or the Parent:

McDermott International, Inc.

4424 North Sam Houston Parkway North

Houston, Texas 77041

Email: jfreeman@mcdermott.com

Attention: John M. Freeman

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana

Houston, Texas 77002-4995

Email: ted.paris@bakerbotts.com

Attention: Ted W. Paris

Any party hereto may change the address or any other information provided above for receipt of communications by giving written notice to the others.

SECTION 13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

SECTION 15.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.    Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(a)    Agent for Service of Process. By the execution and delivery of this Agreement, each of the Issuers and the Guarantors (i) acknowledges that it hereby irrevocably designates and appoints McDermott Technology (Americas), Inc. (together with any successor, the “Agent for Service”) as its authorized agent upon which process may be served in legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) that may be instituted in any Specified Court (as defined below), and acknowledges that the Agent for Service has accepted such designation and appointment.

(b)    Consent to Jurisdiction. Any Related Proceedings may be instituted in the Specified Courts, federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment,” as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(c)    Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(d)    Judgement Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Issuers and the Guarantors in respect of any sum due from them to the Initial Purchasers shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Initial Purchasers of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Initial Purchasers may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Initial Purchasers hereunder, the Issuers and the Guarantors agrees, as a separate obligation and notwithstanding any such judgment, to indemnify each Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the Initial Purchasers hereunder, each Initial Purchaser agrees to pay to the Issuers and the Guarantors (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

SECTION 17.    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Each of the parties hereto acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges and accepts, and agrees to be bound by:

(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any Initial Purchaser to the Issuers and the Guarantors under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities of such Initial Purchaser or another person, and the issue to or conferral on the Issuers and the Guarantors of such shares or securities; or

(iii)    the cancellation of the BRRD Liability; and

(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purpose of this Section 17:

“Bail-in Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, the BRRD, the relevant implementing law as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means an unsecured liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) with the ability to exercise any Bail-in Powers in relation to the Initial Purchasers.

SECTION 18.    Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuers and the Parent for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default and a defaulting Initial Purchaser shall not be entitled to reimbursement of expenses pursuant to Section 6 hereof. In any such case either the Initial Purchasers or the Issuers and the Parent shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 19.    No Advisory or Fiduciary Responsibility. Each of the Issuers and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Issuers and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Issuers and the Guarantors or their respective affiliates, stockholders, creditors or employees; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuers and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Issuers and the Guarantors on other matters) or any other obligation to the Issuers and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the several Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuers and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Issuers and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.

SECTION 20.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MCDERMOTT ESCROW 1, INC.

By:	/s/ JOHN M. FREEMAN
Name:	John M. Freeman
Title:	Senior Vice President, General Counsel and Corporate Secretory

MCDERMOTT ESCROW 2, INC.

By:	/s/ JOHN M. FREEMAN
Name:	John M. Freeman
Title:	Senior Vice President, General Counsel and Corporate Secretory

MCDERMOTT TECHNOLOGY (AMERICAS), INC.

By:	/s/ JOHN M. FREEMAN
Name:	John M. Freeman
Title:	Senior Vice President, General Counsel and Corporate Secretory

MCDERMOTT TECHNOLOGY (US), INC.

By:	/s/ JOHN M. FREEMAN
Name:	John M. Freeman
Title:	Senior Vice President, General Counsel and Corporate Secretory

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ JOHN M. FREEMAN
Name:	John M. Freeman
Title:	Senior Vice President, General Counsel and Corporate Secretory

The foregoing Purchase Agreement is hereby confirmed and accepted by the several Initial Purchasers as of the date first above written.

Acting on behalf of themselves and as the

Representative of the several Initial Purchasers

BARCLAYS CAPITAL INC.

By:	/s/ NICHOLAS FALL
Name:	Nicholas Fall
Title:	Director

SCHEDULE A

Initial Purchaser	Aggregate Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$452,889,450
Credit Agricole Securities (USA) Inc.	452,889,450
MUFG Securities Americas Inc.	121,329,000
Goldman Sachs & Co. LLC	100,642,100
ABN AMRO Capital USA LLC	78,000,000
RBC Capital Markets, LLC	65,000,000
Standard Chartered Bank	29,250,000

Total	$1,300,00,000

EXHIBIT A

Form of Opinion of Panamanian Counsel for the Parent

(i)	The Company is a corporation duly incorporated and in good standing under the laws of the Republic of Panama and has the corporate power and authority (a) to own its property and assets and to carry on its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and (b) to execute, deliver and perform its obligations under the Purchase Agreement.

(ii)	The execution and delivery of the Purchase Agreement has been duly authorized by the Company.

(iii)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement (a) will not contravene (i) any provision of applicable law or the articles of incorporation or by-laws of the Company or (ii) to our knowledge, any judgment, order or decree of any governmental body, agency or court in the Republic of Panama, and (b) no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the Republic of Panama is required for the consummation by the Company of the issuance and sale of the Notes pursuant to the Purchase Agreement.

(iv)	The choice of New York law as the governing law of the Purchase Agreement is a valid choice of law and will be recognized and given effect to by the courts of Panama.

(v)	The irrevocable submission by the Company in the Purchase Agreement to the exclusive jurisdiction of the federal courts of the United States of America or the courts of the State of New York in each case located in the City and County of New York is a valid submission to the jurisdiction of such courts.

(vi)	The courts of Panama should recognize and enforce a final money judgment of a United States federal or state court of competent jurisdiction sitting in the State of New York in respect of any amount payable by the Company under the Purchase Agreement, provided that such judgment conforms with the requirements of the laws of Panama for the enforcement of foreign judgments, which require that (i) the courts outside of the Panama who rendered the judgment or award would in similar circumstances recognize a final judgment of the courts of Panama, (ii) such judgment or award arises out of an in personam action, (iii) the party against whom the judgment or award was rendered was (or the agent of such party) personally served in such action within such foreign jurisdiction, (iv) the cause of action upon which the judgment was based does not contravene the public order or public policy of Panama and the obligation in respect of which the judgment was rendered is lawful in Panama, (v) such judgment or award has been properly authenticated under the laws of Panama or pursuant to the 1961 Hague Convention on the legalization of documents and (vi) the judgment has been translated into Spanish by a licensed translator in Panama.

Exhibit A-1

(vii)	The Company is not entitled to claim any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Panama.

(viii)	The Purchase Agreement is in proper legal form for enforcement against the Company in Panama, and no stamp or registration duty or similar tax or charge is payable under the laws of Panama in respect of the Purchase Agreement.

(ix)	To our knowledge, there are no actions, suits, proceedings or investigations pending or, to the best of our knowledge without inquiry, threatened against or affecting the Company, its property or business, in any court in Panama or by or before any governmental agency, department, board or instrumentality in Panama or before any arbitrator in Panama that could reasonably be expected to have a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole.

(x)	It is not a condition to the ability of any party to the Purchase Agreement to bring legal action in the courts of the Republic of Panama against any such party in respect of any such agreements that such party be licensed, registered or subject to taxation in the Republic of Panama (or any political subdivision thereof) or otherwise have complied with any requirements in the Republic of Panama necessary to enable it to do or carry on business in the Republic of Panama. No party to the Purchase Agreement is or will be deemed resident, carrying on business or subject to taxation in the Republic of Panama or required to qualify to do business in the Republic of Panama or required to comply with the requirements of any foreign registration or qualification statute of the Republic of Panama by reason only of the execution or delivery, or enforcement in the Republic of Panama of such agreements.

(xi)	None of the parties to the Purchase Agreement will, under current law, be deemed to be a resident or subject to taxation in Panama by reason solely of the execution, delivery, performance or enforcement of the Purchase Agreement.

Exhibit A-2

EXHIBIT B

Form of Opinion of Counsel for the Parent

1.	The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers, and each of the Escrow Agreement and the Indenture has been duly authorized, executed and delivered by each of the Initial Issuers. Each of the Escrow Agreement and the Indenture is a valid and binding agreement of each Initial Issuer, enforceable against each Initial Issuer in accordance with its terms.

2.	The Notes have been duly authorized by each of the Initial Issuers, and when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Initial Issuers, enforceable against the Initial Issuers in accordance with their terms.

3.	No consent, approval, authorization or order of, or filing or qualification with, any U.S. federal, New York or Texas governmental body or agency is required for the performance on the Closing Date by the Company or any Issuer of its obligations under the Purchase Agreement or any Initial Issuer of its obligations under the Indenture or the Notes, except such as may be required by state securities or Blue Sky laws in connection with the offer and sale of the Notes; provided, however, that no opinion is provided pursuant to this paragraph 3 with respect to the matters covered by paragraph 5 hereof.

4.	The statements relating to U.S. laws, documents or proceedings included in the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of Material Indebtedness,” “Description of the Notes” and “Material U.S. Federal Income Tax Considerations” fairly summarize in all material respects such U.S. laws, documents or proceedings.

5.	Assuming (A) the accuracy of the representations and warranties contained in the Purchase Agreement of, and the compliance with the covenants contained in the Purchase Agreement by, the Company, the Issuers and the Initial Purchasers, (B) the accuracy of the representations and warranties made in accordance with the Offering Memorandum by the investors to whom the Initial Purchasers initially resell Notes and (C) receipt by the investors to whom the Initial Purchasers initially resell Notes of copies of the Offering Memorandum prior to the effectiveness of such resale, it is not required in connection with the offer, sale and delivery of the Notes to the Initial Purchaser under the Purchase Agreement or in connection with the initial resale of such Notes by the Initial Purchaser in accordance with Section 7 of the Purchase Agreement to register the Notes under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Note.

6.	Neither Initial Issuer is, or after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Exhibit B-1

We have reviewed the Pricing Disclosure Package and the Offering Memorandum and have participated in conferences with officers and other representatives of the Company and the Issuers, with representatives of the Company’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Pricing Disclosure Package, the Offering Memorandum and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Pricing Disclosure Package or the Offering Memorandum, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Offering Memorandum involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in, the Pricing Disclosure Package and the Offering Memorandum (except to the extent stated in paragraph 4 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that nothing came to our attention that caused us to believe that:

(a)    the Pricing Disclosure Package, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b)    the Offering Memorandum, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (1) the financial statements and schedules or other financial, accounting or statistical information or data contained or included or incorporated by reference therein or omitted therefrom or (2) the representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.

Exhibit B-2

EXHIBIT C

Form of Opinion of In-House Counsel for the Parent

1.	Each of the Issuers has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each of the Issuers has the corporate or other organizational power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and Offering Memorandum.

2.	(a) None of the Issuers is in violation of its Organizational Documents, in each case as amended to date, and (b) to my knowledge, neither the Company nor any of its significant subsidiaries (as defined by Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary”) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them may be bound, or to which any of their property or assets is subject, except in the case of this clause (b) for any such defaults as are disclosed in the Pricing Disclosure Package and Offering Memorandum and any such defaults that would not have a Material Adverse Effect.

3.	Except as disclosed in the Pricing Disclosure Package and Offering Memorandum, there are no legal or governmental proceedings pending or, to my knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings described in the Pricing Disclosure Package and Offering Memorandum and proceedings that are not expected to have a Material Adverse Effect, or have a material adverse effect on the power or ability of (i) the Initial Issuers to perform their respective obligations under the Escrow Agreement or (ii) the Company or any of the Issuers to perform their respective obligations under the Purchase Agreement or to consummate the issuance and sale of the Notes as contemplated by the Pricing Disclosure Package and Offering Memorandum.

4.	The statements in the Pricing Disclosure Package and Offering Memorandum under the caption “Business of McDermott—Governmental Regulations and Environmental Matters” fairly summarize in all material respects the matters referred to therein.

5.	To my knowledge, the execution and delivery by the Company and each Issuer of, and the performance by the Company of its obligations under, the Transaction Documents to which it is a party will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Issuers and any of their respective subsidiaries pursuant to any indenture, mortgage, loan agreement, note, lease or other instrument binding upon the Company, the Issuers or any of their respective subsidiaries or to which any of the property or assets of the Company, the Issuers and any of their respective subsidiaries is subject, (ii) violate or breach any provision of applicable law or (iii) or conflict with or result in a breach or violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any such conflict, violation or breach as would not have a Material Adverse Effect.

Exhibit C-1

I have reviewed the Pricing Disclosure Package and the Offering Memorandum and have participated in conferences with officers and other representatives of the Company, your representatives, your counsel and representatives of the independent registered public accounting firm of the Company at which the contents of the Pricing Disclosure Package, the Offering Memorandum and related matters were discussed. Many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Offering Memorandum involve matters of a non-legal nature. Accordingly, I did not independently verify such information and am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Offering Memorandum (except to the extent set forth in paragraph 4 above). Subject to the foregoing, I advise you that no facts have come to my attention which lead me to believe that:

(a)    the Pricing Disclosure Package, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b)    the Offering Memorandum, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case I do not express any belief with respect to (1) the financial statements and schedules or other financial, accounting or statistical information or data contained or included or incorporated by reference therein or omitted therefrom or (2) the representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.

Exhibit C-2

EXHIBIT D

Form of Escrow Release Opinion of Counsel of Issuers and Certain Guarantors

1.	The Supplemental Indenture has been duly authorized, executed and delivered by each of the Post-Merger Issuers. The Supplemental Indenture is a valid and binding agreement of each Post-Merger Issuer, enforceable against each Post-Merger Issuer in accordance with its terms. The Notes are entitled to the benefits of the Supplemental Indenture and are the binding obligations of the Post-Merger Issuers, enforceable against the Post-Merger Issuers in accordance with their terms.

2.	Neither Post-Merger Issuer is, or after giving effect to the execution and delivery of the Supplemental Indenture, will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

3.	No consent, approval, authorization or order of, or filing or qualification with, any U.S. federal, New York or Texas governmental body or agency is required for the performance on the Escrow Release Date by either Post-Merger Issuer of its obligations under the Supplemental Indenture; provided, however, that no opinion is provided in this paragraph 2 with respect to any securities or blue sky laws.

Exhibit D-1

EXHIBIT E

Form of Escrow Release Opinion of In-House Counsel of the Parent

1.	Each of the Post-Merger Issuers has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.	To my knowledge, the execution and delivery by each Post-Merger Issuer of, and the performance by each Post-Merger Issuer of its obligations under, the Supplemental Indenture will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Post-Merger Issuers and any of their respective subsidiaries pursuant to any indenture, mortgage, loan agreement, note, lease or other instrument binding upon the Company, the Post-Merger Issuers or any of their respective subsidiaries or to which any of the property or assets of the Company, the Post-Merger Issuers and any of their respective subsidiaries is subject, (ii) violate or breach any provision of applicable law or (iii) or conflict with or result in a breach or violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any such conflict, violation or breach as would not have a Material Adverse Effect.

Exhibit E-1

EXHIBIT F

[Form of Joinder Agreement]

JOINDER TO THE PURCHASE AGREEMENT

[        ], 2018

Barclays Capital Inc.

As Representative of the

several Initial Purchasers

c/o Barclays Capital Inc.,

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Reference is made to the Purchase Agreement (the “Purchase Agreement”) dated March April 4, 2018, initially among McDermott Escrow 1, Inc., a Delaware corporation, McDermott Technology (Americas), Inc., a Delaware corporation, McDermott Escrow 2, Inc., a Delaware corporation, McDermott Technology (U.S.), Inc., a Delaware corporation, and McDermott International, Inc., a Panamanian corporation, and you, as Representative for the Initial Purchasers, concerning the purchase of Securities (as defined in the Purchase Agreement) from the Initial Co-Issuers by the Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. This is the Joinder to the Purchase Agreement (this “Agreement”) referred to in the Purchase Agreement.

This Agreement is being executed on the Combination Date, promptly following the consummation of the Combination.

1.    Joinder. Each of the parties hereto hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems necessary to review in order to enter into this Agreement, and acknowledges and hereby agrees to join and become a party to the Purchase Agreement and to become bound by the terms, conditions and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein, as a Guarantor, and as if such party executed the Purchase Agreement on the date thereof.

2.    Representations, Warranties and Agreements of the Guarantors.

a)    Each of the Guarantors party hereto represents and warrants to, and agrees with, the Initial Purchasers on and as of the date hereof that each Guarantor has the corporate or other organizational power to execute and deliver this Agreement and all corporate or other organizational action required to be taken by each of them for the due and proper authorization, execution, delivery and performance of this Agreement and the

Exhibit F-1

consummation of the transactions contemplated hereby has been duly and validly taken; this Agreement has been duly authorized, executed and delivered by each Guarantor party hereto and constitutes a valid and legally binding agreement of each Guarantor party hereto, enforceable against each Guarantor party hereto in accordance with its terms, except to the extent that such enforceability may be limited by the Enforceability Exceptions and except that rights to indemnity and contribution may be limited by applicable law and public policy.

b)    The representations, warranties and agreements of the Guarantors set forth in Section 1 of the Purchase Agreement are true and correct on and as of the date hereof.

3.    Full Force and Effect of Purchase Agreement. This Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Purchase Agreement. The parties hereto acknowledge and agree that all of the provisions of the Purchase Agreement shall remain in full force and effect.

4.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

5.    Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

6.    Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

7.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Exhibit F-2

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

1)    Very truly yours,

[INSERT SIGNATURE BLOCKS FOR COMET GUARANTORS]

Exhibit F-3

The foregoing Agreement is hereby confirmed and accepted by the several Initial Purchasers as of the date first above written.

Acting on behalf of themselves and as the

Representative of the several Initial Purchasers

BARCLAYS CAPITAL INC.

By:
Name:
Title:

Exhibit F-4